UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 6, 2026
Date of Report (Date of earliest event reported)

Neighborhood Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices) (Zip Code)

(801) 947-3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NXH	NASDAQ Global Select Market
Warrants to Purchase Shares of Common Stock	BBBYW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 5, 2026, Neighborhood Intelligence, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Capital on DemandTM Sales Agreement, dated August 4, 2026 (the “Original Sales Agreement”), with JonesTrading Institutional Services LLC (the “Sales Agent”), as the sales agent, reducing the maximum aggregate offering price under the Company’s at-the-market program (the “ATM Program”) from $200,000,000 to $75,000,000. The Company filed a prospectus supplement with the SEC on October 5, 2026, amending the prospectus supplement dated August 18, 2026 (as so amended, together with the accompanying base prospectus, the “ATM Prospectus Supplement”) accordingly. All terms of the Original Sales Agreement other than the maximum aggregate offering price remain unchanged and in full force and effect. Any sale of shares under the Sales Agreement, as amended, will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-297978) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2026, and declared effective on August 18, 2026, and the ATM Prospectus Supplement.

Also on October 5, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of (i) 10,881,192 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,241,997 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), together with accompanying warrants (the “Common Warrants”) to purchase up to 16,123,189 shares of Common Stock (such shares issuable upon exercise of the Common Warrants, the “Common Warrant Shares”). Each share of Common Stock and accompanying warrant was offered and sold at an offering price of $2.76, before deducting placement agent fees and offering expenses, and each Pre-Funded Warrant to purchase one share of Common Stock and accompanying warrant was offered and sold at an offering price of $2.759, which is equal to the offering price per share of Common Stock and accompanying warrant less the $0.001 exercise price of each Pre-Funded Warrant, before deducting placement agent fees and offering expenses.

Each Pre-Funded Warrant has an exercise price of $0.001 per share of Common Stock, subject to certain adjustments. The Pre-Funded Warrants are exercisable at any time after the date of issuance of such Pre-Funded Warrants, subject to certain ownership limitations.

Each Common Warrant is exercisable beginning on the six (6) month anniversary of the date of issuance, subject to certain ownership limitations, and will expire five (5) years from the initial exercise date. The exercise price of the Common Warrants is $3.45 per share of Common Stock.

The Offering closed on October 6, 2026. The net proceeds from the Offering are approximately $42.6 million, after deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the Offering to accelerate merger synergies and build inventory. Any remaining proceeds will be used for working capital and general corporate purposes.

In connection with the Offering, the Company agreed to pay Rodman & Renshaw LLC (the “Placement Agent”) (i) a cash fee equal to 5.75% of the aggregate gross proceeds of the Offering other than proceeds received from the sale of shares of Common Stock pursuant to the President’s List, including Executive Chairman and CEO, Marcus Lemonis, (ii) $65,000 for legal fees, and (iii) $15,950 for the clearing expenses of the Placement Agent. Additionally, the Company agreed to issue placement agent warrants (the “Placement Agent Warrants”) to purchase up to 494,565 shares of Common Stock, equal to 3.0% of the aggregate number of shares placed, exercisable beginning on the six (6) month anniversary of the date of issuance, expiring five (5) years from the commencement of sales in the Offering and with an exercise price equal to $3.45 per share.

The Company also agreed to pay the Placement Agent a cash fee of 5.75% of the gross exercise price paid in cash with respect to the exercise of any Common Warrants issued to the investor in the Offering other than the President’s List, which for the avoidance of doubt, includes the gross exercise price received by the Company upon exercise of the Common Warrants, as the case may be.

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The shares of Common Stock, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants were offered by the Company pursuant to the Registration Statement and a prospectus supplement related to the Offering and the accompanying prospectus, filed with the Commission on October 6, 2026.

Pursuant to the Securities Purchase Agreement, the Company agreed to be subject to a lock-up for a period of ninety (90) days following the date of closing of the Offering. During the applicable lock-up period, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or any securities convertible or exercisable or exchangeable for, Common Stock, subject to certain exceptions. The Company also agreed, subject to certain exceptions, until six (6) months following the date of closing of the Offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Common Stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject certain exceptions.

The Securities Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. In connection with the Offering, the Company’s directors and executive officers also entered into lock-up agreements with the Company, pursuant to which such directors and officers will not be permitted to, for a period of 90 days after the closing, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition at any time, including in the future (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such directors and officers or their affiliates), securities of the Company, subject to certain limited exceptions.

The foregoing descriptions of the Amendment, the Common Warrants, the Pre-Funded Warrants and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, the form of Common Warrant, the form of Pre-Funded Warrant, the form of Placement Agent Warrant and the form of Securities Purchase Agreement, which are attached as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

On October 5, 2026, Marcus Lemonis, Executive Chairman and CEO of the Company, entered into a Stock Purchase Agreement with the Company pursuant to which Mr. Lemonis agreed to purchase 362,319 shares of Common Stock from the Company at a price of $2.76 per share, representing the Company’s closing stock price on October 2, 2026. The stock purchase closed on October 6, 2026.

A copy of the opinion of Latham & Watkins LLP relating to the issuance of the shares of Common Stock, the Prefunded Warrants, the Common Warrants and the Placement Agent Warrants in the Offering, as well as the shares of Common Stock issued to Mr. Lemonis as described above, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to Capital on DemandTM Sales Agreement
4.1	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Placement Agent Warrant
5.1	Opinion of Latham & Watkins LLP.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORHOOD INTELLIGENCE, INC.

Date: October 6, 2026	By:	/s/ Marcus Lemonis
Marcus Lemonis
Chief Executive Officer